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                                                                   Exhibit 8.1


                 [LETTERHEAD OF VENABLE, BAETJER AND HOWARD, LLP]


                                December 27, 2002




Board of Directors
SafeNet, Inc.
8029 Corporate Drive
Baltimore, MD 21236

                  RE:      ACQUISITION OF CYLINK CORPORATION

Ladies and Gentlemen:

                  We have acted as counsel for SafeNet, Inc. ("Parent"), a Delaware corporation, in connection with the preparation and execution of the Agreement and Plan of Reorganization (the "Agreement"), dated October 30, 2002, by and among Parent, Cylink Corporation (the "Company"), a California corporation, and Sapphire Acquisition Corp. ("Merger Sub"), a California corporation and wholly-owned subsidiary of Parent. This opinion is being delivered to you in accordance with Section 5.8 of the Agreement. Pursuant to the Agreement, it is proposed that Merger Sub will merge with and into the Company (the "Merger"). All section references in this opinion, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code"). All capitalized terms used in this opinion and not otherwise defined in this opinion shall have the meanings assigned to those terms in the Agreement.

                  In rendering this opinion, we have examined and, with your consent, have relied upon (without any independent investigation or review thereof) the following documents (including all exhibits and schedules thereto):
(i) the Agreement; (ii) the Registration Statement on Form S-4, as amended to date, filed with the Securities and Exchange Commission (the "Registration Statement"); (iii) representations and certifications made to us by the Company (attached hereto as EXHIBIT A); (iv) representations and certifications made to us by Parent (attached hereto as EXHIBIT B); (v) such other instruments and documents related to the formation, organization and operation of the Company, Parent and Merger Sub or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate. In addition, we have reviewed the form of opinion of counsel, which will be delivered to the Company from Morrison & Foerster LLP, with respect to the tax consequences of the proposed transaction (the "Morrison Opinion").


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Board of Directors
SafeNet, Inc.
December 27, 2002
Page 2


                            THE PROPOSED TRANSACTION

                  Based solely upon our review of the documents set forth above and the information contained therein (which information we have not attempted to verify in any respect), and in reliance upon such documents and information, we understand that the proposed transaction and the relevant facts with respect thereto are as follows:

                  Parent provides network security solutions worldwide for financial, enterprise, telecommunications and government use. The Company develops, manufactures, markets and supports a comprehensive portfolio of hardware and software security products for mission-critical private networks and business communications over the Internet. Merger Sub was organized solely for the purpose of accomplishing the merger described below.

                  For the reasons set forth in the Registration Statement, it is proposed that pursuant to the Agreement and the laws of the State of California, Merger Sub merge with and into the Company. Merger Sub's separate corporate existence will cease and the Company will be the surviving corporation (the "Surviving Corporation"). As the Surviving Corporation, the Company will succeed to all of the assets and liabilities of Merger Sub under California corporate law.

                  By virtue of the Merger, each share of Company Common Stock issued and outstanding at the Effective Time, other than Excluded Shares, if any, will be converted into (A) 0.05 of a share of Parent Common Stock, plus (B) any cash in lieu of fractional shares of Parent Common Stock (which will not be issued in the Merger) as set forth in Section 1.5(c) of the Agreement.

                         ASSUMPTIONS AND REPRESENTATIONS

                  In connection with rendering this opinion, we have assumed or obtained representations (and, with your consent, are relying thereon, without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to or inconsistent therewith) that:

                  1. All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion is accurate and



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Board of Directors
SafeNet, Inc.
December 27, 2002
Page 3


completely describes all material facts relevant to our opinion. With respect to such documents, we have also assumed the genuineness of all signatures, the legal capacity of all individuals signing the documents, the authenticity of the documents and the conformity with originals of all documents submitted to us as copies. We have further assumed that there has been due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

                  2. The Merger will be consummated in accordance with California law and will qualify as a statutory merger under California law.

                  3. All representations, certifications and statements made in the exhibits hereto are true, correct, and complete on and as of the date made, and will be true and accurate at and as of the Effective Time as if made at and as of the Effective Time. Any representation, certification or statement made "to the knowledge" or similarly qualified is correct without such qualification.

                  4. The Merger will be consummated in accordance with the Agreement and as described in the Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); each of Parent, Merger Sub and the Company will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder; and the Agreement and all other documents and instruments referred to therein or in the Registration Statement are valid and binding in accordance with their terms.

                  5. The Morrison Opinion has been concurrently delivered and not withdrawn.

                    OPINION - FEDERAL INCOME TAX CONSEQUENCES

                  Based upon and subject to the assumptions and qualifications set forth herein, our opinion as to the material federal income tax consequences of the Merger is included in the Registration Statement under the caption "The Merger - Material Federal Income Tax Consequences" and we hereby confirm our opinion as set forth therein.

                   In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:


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Board of Directors
SafeNet, Inc.
December 27, 2002
Page 4


                  1. This opinion represents and is based upon our best judgment regarding the application of relevant current provisions of the Code and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the "IRS") in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. Parent has not requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws.

                  2. This letter addresses only the specific tax opinions set forth above. This letter does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). We express no opinion regarding, among other things, the tax consequences of the Merger (including the opinion set forth above) as applied to specific stockholders of the Company, such as dealers in securities, shareholders subject to the alternative minimum tax, foreign persons, and holders of shares acquired upon exercise of stock options or in other compensatory transactions.

                  3. Our opinion set forth herein is based upon the description of the contemplated transaction as set forth in (i) the section of this opinion captioned "The Proposed Transaction;" (ii) the Agreement; and (iii) the Registration Statement. If the actual facts relating to any aspect of the transaction differ from this description in any material respect, our opinion may become inapplicable. No opinion is expressed as to any transaction other than those set forth in the section of this opinion captioned "The Proposed Transaction," the Agreement and the Registration Statement or to any transaction whatsoever, including the Merger, if all the transactions described in the section of this opinion captioned "The Proposed Transaction," the Agreement and the Registration


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Board of Directors
SafeNet, Inc.
December 27, 2002
Page 5


Statement are not consummated in accordance with the terms of the section of this opinion captioned "The Proposed Transaction," the Agreement and the Registration Statement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

                  4. In basing matters set forth herein on our knowledge or awareness, the words "knowledge" and "awareness" (and any variations thereof) signify that in the course of our representation as counsel to Parent, no information has come to our attention that would give us actual knowledge or actual notice that any such matters are not accurate or that any of the documents, certificates and information on which we have relied are not accurate and complete. The words "knowledge" and "awareness" and similar language used herein are intended to be limited to knowledge of the lawyers within our firm who have been actively involved in specific matters for Parent insofar as such knowledge pertains to the area(s) of their involvement.

                  Except as set forth below, this opinion is provided only to Parent, and without our prior consent, may not be relied upon, used, circulated, quoted or otherwise referred to in any manner by any person, firm, governmental authority or entity whatsoever other than Parent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit
8.1 to the Registration Statement and we consent to the use of our name under the caption "The Merger - Material Federal Income Tax Consequences" in the Registration Statement.


                                          Sincerely yours,

                                          /s/ Venable, Baetjer and Howard, LLP